Exhibit 99.1

Media Inquiries:

Lauren Barbiero

W2O Group

646-564-2156

lbarbiero@w2ogroup.com

Investor Inquiries:

Jim Goff

AveXis, Inc.

650-862-4134

jgoff@avexis.com

AveXis Announces Plan to Initiate Pivotal Trial of AVXS-101 in SMA Type 1 Using Product from New GMP Commercial Process

— FDA notified AveXis it may initiate pivotal trial based on a review of data provided by the company following CMC Type B meeting —

— Product used in the pivotal trial will be from the AveXis GMP manufacturing process; pivotal trial to commence immediately —

— Conference call and webcast today at 8:00 a.m. EDT —

Chicago, Ill. (September 29, 2017) — AveXis, Inc. (NASDAQ: AVXS), a clinical-stage gene therapy company developing treatments for patients suffering from rare and life-threatening neurological genetic diseases, today announced the U.S. Food and Drug Administration (FDA) has notified the company that based on review of data submitted, including the potency assay, it may initiate its planned pivotal trial of AVXS-101 for patients with spinal muscular atrophy (SMA) Type 1 using the intravenous (IV) formulation produced by the company’s Good Manufacturing Practice (GMP) commercial manufacturing process. The company plans to initiate this trial immediately.

“We are pleased to reach this outcome following a thorough review by the FDA of the voluminous information we supplied to address the commitments made during the Chemistry, Manufacturing, and Controls Type B meeting in May, and are eager to initiate our pivotal trial of AVXS-101 in SMA Type 1 in the U.S. using product from our GMP process,” said Sean Nolan, President and Chief Executive Officer of AveXis. “Moving AVXS-101 back into the clinic, as planned, with product from our GMP process is a significant milestone, not only for AveXis but also for the patients we hope to serve.”

The AveXis facility is the production site to supply the pivotal and future trials and, should AVXS-101 be approved for marketing, to meet projected commercial demand.

With the pivotal trial now starting, AveXis and the FDA are continuing discussions on key topics, including dosing, for intrathecal administration of AVXS-101 for the planned clinical trial in patients with SMA Type 2. An update on this program will be provided in the fourth quarter of 2017.

U.S. Pivotal Trial in SMA Type 1 (STR1VE)

The open-label, single-arm, single-dose, multi-center trial — known as STR1VE — is designed to evaluate the efficacy and safety of a one-time IV infusion of AVXS-101 of 1.1 x 1014 vg/kg, which is equivalent to the proposed therapeutic dose received by the second dosing cohort in the Phase 1 trial, in patients with SMA Type 1. Based on the data derived from the company’s new analytical methods that were submitted and reviewed by FDA, it has been determined through direct test with the improved PCR method that the dose used in AveXis’ Phase 1 trial of AVXS-101 in SMA Type 1 was 1.1 x 1014 vg/kg. Additionally, extensive testing in the SMN delta 7 mouse potency assay has demonstrated the equivalence of dose response between the products produced by the Phase 1 and Phase 3 manufacturing process.

The trial will enroll a minimum of 15 patients with SMA Type 1 who are less than six months of age at the time of gene therapy, and who have one or two copies of the SMN2 backup gene as determined by genetic testing and bi-allelic SMN1 gene deletion or point mutations. There will be at least a four-week dosing interval between dosing of the first three patients to allow review of the safety analysis from six time points (days one, two, seven, 14, 21 and 30), as well as early signals of efficacy, prior to dosing of the next patient.

The intent-to-treat population is defined as patients who are less than six months of age and symptomatic at the time of gene therapy, with two copies of the SMN2 gene as determined by genetic testing, bi-allelic SMN1 gene deletion and no c.859G>C mutation in SMN2.

The co-primary efficacy outcome measures of the trial will include:

•                  The achievement of the developmental milestone of independent sitting for at least 30 seconds at 18 months of age; and,

•                  Event-free survival at 14 months of age, with an event defined as either death or at least 16 hours per day of required ventilation support for breathing for 14 consecutive days in the absence of acute reversible illness or perioperatively.

Co-secondary outcome measures will include:

•                  The ability to thrive, defined as the ability to: remain independent from feeding support, tolerate thin liquids and maintain weight; and,

•                  The ability to remain independent of ventilatory support at 18 months of age.

The trial is projected to be conducted at 16 sites in the United States, including: Ann and Robert H. Lurie Children’s Hospital of Chicago, Boston Children’s Hospital, Children’s Hospital Colorado, Children’s Hospital of Philadelphia, Columbia University, David Geffen School of Medicine at UCLA, Duke University, Johns Hopkins Pediatric Neurology, Nationwide Children’s Hospital, Oregon Health and Science University, Stanford University Medical Center, University of Central Florida College of Medicine, University of Texas Southwestern Medical Center, University of Utah, University of Wisconsin, and Washington University School of Medicine.

“We are appreciative of the detailed reviews and timely feedback we have received from the FDA,” said James L’Italien, PhD, Chief Regulatory and Quality Officer for AveXis. “We look forward to our end-of-Phase 1 meeting, which has been scheduled for late in the fourth quarter, to discuss next steps in the regulatory process for AVXS-101.”

Today’s Conference Call Information

AveXis will host a conference call and webcast at 8:00 a.m. EDT today, September 29, 2017. Analysts and investors can participate in the conference call by dialing (844) 889-6863 for domestic callers and (661) 378-9762 for international callers, using the conference ID 93365683. The webcast can be accessed live on the Events and Presentations page in the Investors and Media section of the AveXis website, www.AveXis.com. The webcast will be archived on the company’s website for 90 days and will be available for telephonic replay for 14 days following the call by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International), conference ID 93365683.

About SMA

SMA is a severe neuromuscular disease characterized by the loss of motor neurons leading to progressive muscle weakness and paralysis. SMA is caused by a genetic defect in the SMN1 gene that codes SMN, a protein necessary for survival of motor neurons. The incidence of SMA is approximately one in 10,000 live births and is the leading genetic cause of infant mortality.

The most severe form of SMA is Type 1, a lethal genetic disorder characterized by motor neuron loss and associated muscle deterioration, which results in mortality or the need for permanent ventilation support before the age of two for greater than 90 percent of patients.

About AVXS-101

AVXS-101 is a proprietary gene therapy candidate of a one-time treatment for SMA Types 1 and 2, designed to address the monogenic root cause of SMA and prevent further muscle degeneration by addressing the defective and/or loss of the primary SMN gene. AVXS-101 also targets motor neurons, providing rapid onset of effect and crossing the blood brain barrier to allow targeting of both central and systemic features.

About AveXis, Inc.

AveXis is a clinical-stage gene therapy company developing treatments for patients suffering from rare and life-threatening neurological genetic diseases. The company’s initial proprietary gene therapy candidate, AVXS-101, will soon be in the pivotal phase of study for the treatment of SMA Type 1, and a Phase 1/2a trial for SMA Type 2. The company also intends to expand the study of gene therapy into two additional rare neurological monogenic disorders: Rett syndrome (RTT) and a genetic form of amyotrophic lateral sclerosis (ALS) caused by mutations in the superoxide dismutase 1 (SOD1) gene.

For additional information, please visit www.avexis.com.

Forward-Looking Statements

This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, AveXis’ research, development and regulatory plans for AVXS-101, including the potential of AVXS-101 to positively impact quality of life and alter the course of disease in patients with SMA Type 1 and SMA Type 2, the expected timing of the initiation of AveXis’ planned clinical trials in SMA Type 1 and SMA Type 2 and the results of these trials the overall clinical development of AVXS-101, if approved, AveXis’ research, development and regulatory plans for AVXS-101, including AveXis’ commercial manufacturing process, AveXis’ ability to meet future commercial demand for AVXS-101 through its manufacturing facility and expectations regarding AveXis’ research, development and regulatory plans for its programs for treatment of RTT and genetic ALS. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, the scope, progress, expansion, and costs of developing and commercializing AveXis’ product candidates; regulatory developments in the U.S. and EU, as well as other factors discussed in the “Risk Factors” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of AveXis’ Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 16, 2017, and AveXis’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 10, 2017. In addition to the risks described above and in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect AveXis’ results. There can be no assurance that the actual results or developments anticipated by AveXis will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, AveXis. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. AveXis cautions investors not to rely too heavily on the forward-looking statements AveXis makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). AveXis undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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